CERTIFICATE OF
              PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
                             PURSUANT TO 18 U.S.C. SECTION 1350,


In connection with the accompanying Amended Quarterly Report on Form 10-Q/A of NanoSignal Corporation, Inc. for the quarter ended June 30, 2004, I, Jeffrey Sternberg, Chief Executive Officer and Chief Financial Officer of CEC Industries Corp. hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:



     1. Such Quarterly Report on Form 10-Q for the period ended June 30, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and


     2. The information contained in such Quarterly Report on Form 10-Q for the period ended June 30, 2004, fairly presents, in all material respects, the financial condition and results of operations of CEC Industries Corp.

Dated:  August 24, 2004

NANOSIGNAL CORPORATION, INC.


By  /s/  Mr. Scott Ervin
    ------------------------------
       Mr. Scott Ervin, CEO